UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2011

Vycor Medical, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	333-149782	20-3369218

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3651 FAU Blvd., Suite 300, Boca Raton, FL		33431

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-558-2006

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement Item 3.02 Unregistered Sales of Equity Securities Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01  Entry into a Material Definitive Agreement.

(a)

On August 4, 2011, Vycor Medical, Inc., a Delaware corporation (the “Company”), completed the final closing of the offering described in its Form 8-K Current Report previously filed on June 9, 2011 with the sale of an additional $660,000 in Units comprising Preferred Shares and Warrants (the “Units”) to accredited investors (the “Investors”). The Units were issued pursuant to separate Series C Convertible Preferred Stock Purchase Agreements (the “Agreements”) between the Company and each of the Investors.  Together with the sale of $1,570,000 in Units at the initial closing which took place on June 3, 2011, and the sale of $770,000 in Units at the second closing which took place on June 28, 2011, the total proceeds of the offering were $3,000,000.

Each Unit was priced at $50,000.00 and comprised one share of Series C Preferred Convertible Stock convertible (at the Holder’s option or mandatorily upon the occurrence of certain events) into 2,222,222 shares of the Company’s Common Stock ($0.0225 per share) and a Warrant to purchase 1,111,111 shares of the Company’s Common Stock at $0.03 per share (subject to adjustments) for a period of three (3) years (the “Warrant” or “Warrants”).  A total of 60 shares of Series C Convertible Preferred Stock and Warrants to purchase 66,666,666 shares of the Company’s Common Stock were issued in the offering.  The proceeds of the sale of the Units will be used for working capital and general corporate purposes.  A portion of the proceeds is earmarked for the cost of investor relations.

Burnham Hill Partners LLC (“BHP”) served as placement agent in connection with the Company’s sale of 24.8 Units in the offering.  At the same time, the Company directly sold an additional 35.2 Units to Investors.  Pursuant to an engagement agreement with Burnham, Burnham received a cash placement fee equal to seven percent (7%) of the gross proceeds received by the Company from Units placed by Burnham and Warrants exercisable over a three-year period to purchase a number of shares equal to seven percent (7%) of the number of shares of Company Common Stock on an as-converted basis placed by Burnham at an exercise price of $0.0225 per share (“Placement Agent Warrant”).

The Company simultaneously entered into a Registration Rights Agreement with the Investors with respect to the Warrants.

(b)

On July 31, 2011, the Company entered into an Agreement (the “Agreement”) with Partizipant, LLC, a Delaware limited liability company (“Partizipant”), to provide a broad range of investor relations and public relations services as more particularly described in the Agreement, a copy of which is attached hereto as Exhibit 10.1.  Pursuant to the Agreement, the Company agreed to pay Partizipant a one-time payment of $300,000.

Item 3.02  Unregistered Sales of Equity Securities.

In information provided in Item 1.01 is incorporated in this Item 3.02 by reference.

Exemption From Registration. The securities referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item  9.01.

(d)

Exhibits

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.

Description

10.1

Agreement by and between the Company and Partizipant, LLC dated July 31, 2011

99.1

Press Release dated August 4, 2011

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

/s/ David Cantor

By:________________________

Name:

David Cantor

Title:

President

Dated:

August 4, 2011